UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 2054

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On July 26, 2012, SBA Senior Finance, LLC (“SBA Senior Finance”), an indirect subsidiary of SBA Communications Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) among SBA Senior Finance, Deutsche Bank Trust Company Americas, as trustee, and Barclays Capital Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named on Schedule I thereto, pursuant to which SBA Tower Trust (the “Trust”), a New York common law trust established by an indirect subsidiary of the Company, agreed to sell $610 million aggregate principal amount of Secured Tower Revenue Securities Series 2012-1 (the “2012-1 Tower Securities”) to the initial purchasers. The Purchase Agreement contained customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

On August 9, 2012, pursuant to the terms of the Purchase Agreement, the Trust issued, and the initial purchasers purchased, the 2012-1 Tower Securities with an aggregate principal amount $610 million. The 2012-1 Tower Securities have an anticipated repayment date of December 2017 and a final maturity date of December 2042. The 2012-1 Tower Securities bear interest at 2.933% per annum, payable monthly. The 2012-1 Tower Securities are guaranteed by SBA Guarantor LLC and SBA Holdings LLC, each an indirect subsidiary of the Company.

The net proceeds from this offering were approximately $598.8 million, after deducting initial purchasers’ discounts and expenses. Net proceeds from this offering will be used to make a cash distribution to SBA Senior Finance which will further distribute or contribute such amount to one or more other SBA entities, directly or indirectly, to be used to (1) retire in full the remaining approximately $244 million of 8.0% Senior Notes due 2016 issued by SBA Telecommunications, Inc. and pay the premium associated with early redemption, (2) pay a portion of the cash consideration required in connection with the Company’s pending merger with TowerCo II Holdings LLC, and (3) fund other general corporate purposes.

Fifth Loan and Security Agreement Supplement and Amendment

In connection with the issuance of the 2012-1 Tower Securities, the parties entered into the Fifth Loan and Security Agreement Supplement and Amendment, dated as of August 9, 2012 (the “Fifth Loan Supplement”), which amended and supplemented the Amended and Restated Loan and Security Agreement, dated as of November 18, 2005. The Fifth Loan Supplement was executed by and among SBA Properties, Inc., SBA Sites, Inc. and SBA Structures, Inc. (the “Initial Borrowers”) and SBA Infrastructure, LLC, SBA Monarch Towers III, LLC and SBA Towers USVI II, Inc. (the “Additional Borrowers” and together with the Initial Borrowers, the “Borrowers”) and Midland Loan Services, a Division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee. Pursuant to the Fifth Loan Supplement, the Additional Borrowers were added as obligors under the mortgage loan and the Borrowers, jointly and severally, borrowed an additional $610 million under the mortgage loan with the same terms and conditions as the 2012-1 Tower Securities. Except as set forth herein, all other material terms and conditions of the mortgage loan remain unchanged.

The mortgage loan is the sole asset of the Trust. The aggregate principal amount of the loans outstanding under the mortgage loan is $1.84 billion, comprised of the $680 million loan component with the same terms and conditions as the 2010-1 Tower Securities, the $550 million loan component with the same terms and conditions as the 2010-2 Tower Securities and the $610 million loan component with the same terms and conditions as the 2012-1 Tower Securities.

The mortgage loan underlying the 2012-1 Tower Securities is to be repaid from the operating cash flows from the aggregate 5,152 tower sites owned by the Borrowers, each of which is a special purpose entity that exists solely to hold the towers which are subject to the securitization. The mortgage loan is secured by (i) mortgages, deeds of trust and deeds to secure debt creating a first priority mortgage lien on the Borrowers’ interests in tower sites representing not less than 95% of the aggregate tower cash flow of the Borrowers’ tower sites, (ii) a security interest in the towers and substantially all of the Borrowers’ personal property and fixtures, (iii) the Borrowers’ rights under the management agreement and specified tenant leases and (iv) all of the proceeds of the foregoing. The Borrowers may prepay the components of the mortgage loan corresponding to the 2012-1 Tower Securities, with no prepayment consideration, (i) within twelve months of the anticipated repayment date of the mortgage loan component, (ii) with proceeds received as a result of any condemnation or casualty of any of the 5,152 tower sites or (iii) during an amortization period. In all other circumstances the Borrowers may prepay, in whole or in part, the components of the mortgage loan corresponding to the 2012-1 Tower Securities upon payment of the applicable prepayment consideration. The prepayment consideration for the 2012-1 Tower Securities consists of an amount equal to the excess, if any, of (1) the present value, calculated in accordance with the formula set forth in the mortgage loan, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date that is twelve months prior to the anticipated repayment date over (2) that portion of the principal balance of such class prepaid on the date of such prepayment.

To the extent that the full amount of the mortgage loan component corresponding to the 2012-1 Tower Securities is not fully repaid by its anticipated repayment date, the interest rate would increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread (as set forth in the Mortgage Loan Agreement) plus (z) 5%, exceeds the original interest rate of the 2012-1 Tower Securities.

In connection with the issuance of the 2012-1 Tower Securities, each of the Additional Borrowers also executed joinders to the ancillary agreements governing the securitization, including, but not limited to, the Management Agreement (pursuant to which SBA Network Management, Inc., an indirect subsidiary of the Company, is entitled to receive a management fee equal to 7.5% of the Borrowers’ operating revenues for the immediately preceding calendar month) and the Cash Management Agreement (pursuant to which all rents and other sums due on the 5,152 tower sites are directly deposited by the lessees and are held, and subsequently distributed, by the trustee pursuant to the terms of the mortgage loan agreement). The material terms and conditions of these agreements were not amended.

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the initial purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates. Specifically, (1) J.P. Morgan Chase Bank N.A (“JPMorgan”), Barclays Bank PLC (“Barclays”), Citibank N.A. (“Citibank”), Wells Fargo Bank, The Royal Bank of Scotland plc and Toronto Dominion (Texas) LLC serve as lenders under the Company’s Revolving Credit Facility, 2011 Term Loan and 2012 Term Loan, (2) JPMorgan and Barclays served as lenders under the Company’s Mobilitie Bridge Loan, (3) Citigroup Global Markets Inc. acted as an underwriter in connection with the Company’s issuance of Class A common stock in March 2012, (4) each of the initial purchasers acted as underwriters in connection with SBA Telecommunications, Inc.’s issuance of the 5.75% Senior Notes due 2020 in July 2012, and (5) JPMorgan, Barclays and Citibank have provided financing commitments in connection with the Company’s pending merger with TowerCo II Holdings LLC.

In addition, Barclays Capital Inc. and J.P. Morgan Securities LLC acted as the Company’s financial advisors in connection with the Mobilitie acquisition and J.P. Morgan Securities LLC acted as the Company’s financial advisor in connection with the Company’s pending merger with TowerCo II Holdings LLC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh Senior Vice President and Chief Financial Officer

Date: August 14, 2012